Exhibit 16.1

                                               [Grant Thornton GRAPHIC OMITTED]

Accountants and Business Advisors


August 23, 2005




U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Torotel, Inc.
     File No. 1-8125

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Torotel, Inc. dated August 22, 2005, and agree with the statements concerning our Firm contained threin.

Very truly yours,


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